       As filed with the Securities and Exchange Commission on October 1, 1999
                                               Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                          __________________________

                   INTEGRATED PACKAGING ASSEMBLY CORPORTION
            (Exact name of Registrant as specified in its charter)

          Delaware                                     77-0309372
------------------------------         -----------------------------------------
  (State of Incorporation)              (I.R.S. Employer Identification Number)

                             2221 Old Oakland Road
                              San Jose, CA  95131
                   (Address of Principal Executive Offices)
                          __________________________

                            1993 STOCK OPTION  PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                           1999 DIRECTOR OPTION PLAN
                           (Full title of the plans)
                          __________________________

                               Patrick Verderico
                     President and Chief Executive Officer
                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
                             2221 Old Oakland Road
                              San Jose, CA  95131
                                (408) 321-3600
(Name, address and telephone number, including area code, of agent for service)

                          __________________________

                                   Copy to:
                             J. Robert Suffoletta
                    WILSON SONSINI GOODRICH & ROSATI, P.C.
                              650 Page Mill Road
                         Palo Alto, California  94304
                           Telephone: (650) 493-9300

================================================================================

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                         Proposed
                                           Amount        Maximum         Proposed Maximum
      Title of Securities to               to be      Offering Price    Aggregate Offering      Amount of
          be Registered                  Registered    Per Share (1)           Price         Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the       17,485,079      $  0.185          $3,234,739.62       $899.26
 1993 Stock Option Plan

Common Stock to be issued under the        1,600,000       0.15725                251,600         69.94
 Employee Stock Purchase Plan

Common Stock to be issued under the        4,000,000         0.185                740,000        205.72
 1999 Director Option Plan

                           TOTAL:         23,085,079                         4,226,339.62      1,174.92

________________________
(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act"). The per share price was determined be reference to the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on September 27, 1999 (the "FMV"), except that the per share price for the Employee Stock Purchase Plan is determined to be equal to 85% of the FMV.
================================================================================

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Integrated Packaging Assembly Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the year ending December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ending April 4, 1999 and July 4, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     3. The Company's Current Report on Form 8-K filed on May 7, 1999 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

     Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

Not Applicable.

Item 8.  Exhibits.
         --------

  Exhibit
   Number                   Description
------------  ------------------------------------------------------------------
    4.1       1993 Stock Option Plan, as amended
    4.2       Employee Stock Purchase Plan, as amended
    4.3       1999 Director Option Plan
    5.1       Opinion of counsel as to legality of securities being registered
   23.1       Consent of independent accountants
   23.2       Consent of counsel (contained in Exhibit 5.1)
   24.1       Power of Attorney (see page II-4)

Item 9.  Undertakings.
         ------------

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of September, 1999.

                                   INTEGRATED PACKAGING ASSEMBLY CORPORTION

                                   By: /s/ PATRICK VERDERICO
                                       -------------------------------------
                                       Patrick Verderico,
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Verderico and F. Terrence Markle, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 30, 1999 in the capacities indicated:

                Signature                                             Title
----------------------------------------------------------------------------------------------------------
/s/ PATRICK VERDERICO                            Director, Chief Executive Officer and President
---------------------------
Patrick Verderico                                (Principal Executive and Financial Officer)

/s/ F. TERRENCE MARKLE                           Corporate Controller (Principal Accounting Officer)
---------------------------
F. Terrence Markle

/s/ DONALD W. BROOKS                             Director
----------------------------
Donald W. Brooks

/s/ EDWARD S. DUH                                Director
----------------------------
Edward S. Duh

/s/ CALVIN LEE                                   Director
----------------------------
Calvin Lee

/s/ EDMOND TSENG                                 Director
----------------------------
Edmond Tseng

                               INDEX TO EXHIBITS

  Exhibit
   Number                       Description
------------  ------------------------------------------------------------------
     4.1      1993 Stock Option Plan, as amended
     4.2      Employee Stock Purchase Plan, as amended
     4.3      1999 Director Option Plan
     5.1      Opinion of counsel as to legality of securities being registered
    23.1      Consent of independent accountants
    23.2      Consent of counsel (contained in Exhibit 5.1)
    24.1      Power of Attorney (see page II-4)